Exhibit 99.1
Airvana Comments on Nortel Bankruptcy Announcement
Chelmsford, Mass. – January 14, 2009 – Airvana, Inc. (NASDAQ: AIRV), the company transforming the mobile experience, today commented on Nortel Networks Corporation’s (NYSE/TSX: NT) announced bankruptcy protection filing.
In its announcement today, Nortel said that its normal day-to-day operations are expected to continue without interruption and that it remains 100% focused on serving customers worldwide through continued R&D investments and support of its product portfolio to fulfill customer needs.
In connection with Nortel’s announcement, Nortel has informed Airvana that it will continue to purchase goods and services from the company and that Airvana is a long term partner and a key supplier to Nortel, playing a vital role in its ability to continue serving the needs of its CDMA EV-DO customers as a significant part of its ongoing operations and future success. Future purchases would be under the terms of Nortel’s current agreement with Airvana.
Airvana currently has outstanding receivables with Nortel in the amount of $22 million for products and services billed. In addition, there are unbilled products and services which were delivered in December 2008 through the date of Nortel’s bankruptcy filing. Collection of these receivables will be subject to Nortel’s bankruptcy proceedings.
Airvana Fourth-Quarter 2008 Conference Call
Airvana will provide more specific information regarding its relationship with Nortel during its fourth-quarter 2008 financial results conference call, which is scheduled for Thursday, February 12, 2009 at 8:30 a.m. (ET). The call will be webcast live and can be accessed by visiting Airvana’s website, www.airvana.com. The live conference call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived on the company’s website.
About Airvana
Airvana helps operators transform the mobile experience for users worldwide. The company’s high-performance technology and products, from comprehensive femtocell solutions to core mobile network infrastructure, enable operators to deliver compelling and consistent broadband services to mobile subscribers, wherever they are. The company is headquartered in Chelmsford, Mass., USA, with offices worldwide. For more information, please visit www.airvana.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Airvana, including expectations related to its relationship with Nortel, its ability to collect receivables from Nortel and the Nortel bankruptcy filing, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements typically contain the words “believes,” “anticipates,” “plans,” “expects,” “will,” “continue” and similar expressions.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation Nortel’s ability to reorganize successfully, Airvana’s ability to secure court approval for payment of Nortel’s receivables, Airvana’s ability to maintain its relationship with Nortel, the timing and rate of femtocell market acceptance and growth, operator femtocell deployment plans,  the highly competitive and rapidly evolving market in which Airvana competes, Airvana’s limited operating history, the fluctuation of its past operating results and its reliance on sales through Nortel for a significant portion of its revenues and product and service billings and other factors discussed in Airvana’s filings with the Securities and Exchange Commission.  In addition, the forward-looking statements included in this press release represent Airvana’s views as of the date of this press release. Airvana anticipates that subsequent events and developments may cause its views to change.  While Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this press release.
Airvana Contacts:

Media Contact	Investor Contact
Robert Morton	David Reichman
Davies Murphy Group	Sharon Merrill Associates
(781) 418-2460	(617) 542-5300
airvana@daviesmurphy.com	airv@investorrelations.com
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